Exhibit 23.1


                      CONSENT OF INDEPENDENT
                   CERTIFIED PUBLIC ACCOUNTANTS




nStor Technologies, Inc.
West Palm Beach, Florida


We hereby consent to the incoropration by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 10, 1997 relating to the consolidated financial statements of nStor Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended October 31, 1996.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.


                         BDO SEIDMAN, LLP

                         /s/ BDO Seidman, LLP



Orlando, Florida
September 10, 1997